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                                                                    EXHIBIT 99.5

                                   SCHEDULE V

                          CRUM & FORSTER HOLDINGS CORP.
                        VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003
                                 (IN THOUSANDS)


                                                    BALANCE AT     CHARGES TO      CHARGES TO                            BALANCE AT
                                                   BEGINNING OF     COSTS AND   OTHER ACCOUNTS-                            END OF
YEAR               DESCRIPTION                         YEAR         EXPENSES        DESCRIBE      OTHER      DEDUCTIONS     YEAR
------ ------------------------------------------  ------------    ----------   ---------------  -------     ----------  ----------
 2001  Reserve for uncollectible premiums             $18,855          --          3,361 (c)         --        (957) (d)   $21,259
 2002  Reserve for uncollectible premiums             $21,259          --          5,651 (c)         --      (4,815) (d)   $22,095
 2003  Reserve for uncollectible premiums             $22,095          --          1,611 (c)         --      (1,347) (d)   $22,359

 2001  Reserve for uncollectible reinsurance          $41,502         500 (a)         --             --      (3,686) (e)   $38,316
 2002  Reserve for uncollectible reinsurance          $38,316         636 (a)         --             --      (3,410) (e)   $35,542
 2003  Reserve for uncollectible reinsurance          $35,542       5,281 (a)         --             --        (941) (e)   $39,882

 2001  Reserve for uncollectible loss deductibles     $ 1,901       1,288 (b)                        --          57  (f)     3,246
 2002  Reserve for uncollectible loss deductibles     $ 3,246       4,057 (b)                        --         (95) (f)     7,208
 2003  Reserve for uncollectible loss deductibles     $ 7,208       4,008 (b)                        --        (256) (f)    10,960


(a) Primarily represents increases to the reserve for uncollectible reinsurance charged to uncollectible reinsurance expense.

(b) Primarily represents increases to the reserve for uncollectible loss deductibles included as part of IBNR that is charged to losses.

(c) Primarily represents increases to the reserve for uncollectible premiums charged against earned premiums.

(d)  Primarily represents uncollectible premiums written off to the reserve.

(e) Primarily represents uncollectible reinsurance recoverable balances written off to the reserve.

(f) Primarily represents uncollectible loss deductibles written off to the reserve.